Exhibit 99.1

FLEET STATUS REPORT AS OF APRIL 23, 2010

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments
U.S. GULF OF MEXICO
SEAHAWK 3000	300’MC	US GOM	Undergoing repairs			68	1-Jul-2010	Jacking system damaged when jacking-up on Hilcorp’s location; Seahawk 2601 has been substituted to fulfill Hilcorp’s program
SEAHAWK 2602	250’MC	US GOM	Contracted	Arena Offshore	$35,000	48	10-Jun-2010
				Arena Offshore	$40,000	34	15-Jul-2010
SEAHAWK 2601	250’MC	US GOM	Contracted	Walter Oil & Gas	$36,200	13	6-May-2010
			Contracted	Hilcorp	$41,000	100	14-Aug-2010	Plus 1 option well at mutually agreed rate
SEAHAWK 2600	250’MC	US GOM	Contracted	Peregrine	$42,500	59	21-Jun-2010	Plus 1 option well at same rate
SEAHAWK 2505	250’MS	US GOM	Available
SEAHAWK 2504	250’MS	US GOM	Contracted	Mariner	$32,000	47	7-Jun-2010
SEAHAWK 2500	250’MS	US GOM	Contracted	ADTI/Contango	$33,000	30	26-May-2010	Under tow to location. Contract begins April 26
			Contracted	Arena Offshore	$35,000	70	5-Aug-2010
SEAHAWK 2007	200’MC	US GOM	Contracted	Mariner	$35,000	82	14-Jul-2010
			Contracted	Breton	$35,000	35	19-Aug-2010	Plus 2 option wells: first option at same rate, second option at mutually agreed rates
SEAHAWK 2004	200’MC	US GOM	Contracted	Arena Offshore	$34,000	34	27-May-2010
			Letter of Agreement	Bandon Oil & Gas	$36,000	45	1-Jul-2010
SEAHAWK 2001	200’MC	US GOM	Contracted	Energy XXI	$35,000	14	7-May-2010
			Contracted	Castex	$34,000	60	6-Jul-2010	Castex’s option for the Seahawk 2601 transferred to Seahawk 2001
U.S. COLD STACKED (10)
SEAHAWK 2501	250’MS	US GOM	Cold Stacked
SEAHAWK 2502	250’MS	US GOM	Cold Stacked
SEAHAWK 2006	200’MC	US GOM	Cold Stacked
SEAHAWK 2003	200’MC	US GOM	Cold Stacked
SEAHAWK 2005	200’MC	US GOM	Cold Stacked
SEAHAWK 2503	250’MS	US GOM	Cold Stacked
SEAHAWK 2008	200’MC	US GOM	Cold Stacked
SEAHAWK 2000	200’MC	US GOM	Cold Stacked
SEAHAWK 2002	200’MC	US GOM	Cold Stacked
SEAHAWK 800	80’MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

1The number of days to complete the program are estimated for U.S. well-to-well contracts and contract extensions in Mexico. The actual number of days contracted may vary from this estimate.